UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2019

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		858-848-8100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

Cohu, Inc. (“Cohu,” “we” or “our”) has implemented a restructuring plan, and entered into a social plan (“Plan”) with the Works Council representing certain of the employees of our wholly owned subsidiary, Multitest elektronische Systeme GmbH, as part of our integration plan associated with our October 2018 acquisition of Xcerra Corporation. The Plan will reduce headcount, enable us to consolidate the facilities of our multiple operations located near Rosenheim, Germany, as well as transition certain manufacturing to other lower cost regions. As of April 30, 2019, we have completed the notifications to approximately 105 impacted employees in Germany. The Plan is being implemented as part of a comprehensive review of our operations and is intended to streamline and reduce our operating cost structure and capitalize on previously communicated acquisition synergies yielding $20 million annual run-rate cost reductions in the first two years and a $40 million annual run rate in the mid-term, defined as three to five-years post-acquisition.

We expect the reduction in force charges, consisting primarily of severance and other termination benefits, to be in the range of $7.8 million to $8.8 million. These estimated costs associated with the Plan will be paid predominantly in cash. We anticipate that these charges will be primarily recognized in second quarter fiscal 2019. We estimate the Plan will reduce gross pre-tax cost by approximately $6.4 million on an annual run-rate basis at the end of fiscal 2019, growing to approximately $7.5 million on an annual run-rate basis starting in the third quarter fiscal 2020 as Plan benefits are fully realized.

When combined with the cost savings from various employee resignations after the October 2018 acquisition but prior to the Plan, the total cost savings at the end of fiscal 2019 is $10.1 million on an annual run-rate basis, growing to $11.3 million on an annual run-rate basis by the third quarter of fiscal 2020.

Forward Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on Cohu or management’s expectations as of the date hereof and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, as well as other risks detailed in Cohu’s public filings with the Securities and Exchange Commission (“SEC”), including Cohu’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update or revise any forward looking or other statements included in this Item 2.05, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

April 30, 2019	By:	/s/ Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer